Registration No. 33-59059
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                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                         --------------------------


                      POST-EFFECTIVE AMENDMENT NO. 2

                                    to

                                 FORM S-3


                          REGISTRATION STATEMENT

                                  Under

                        THE SECURITIES ACT OF 1933


                        --------------------------


                   AMERICAN WATER WORKS COMPANY, INC.
         (Exact name of Registrant as specified in its charter)

               DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN


        Delaware                                   51-0063696
(State of Incorporation)               (I.R.S. Employer Identification No.)

                          1025 Laurel Oak Road
                          Voorhees, New Jersey
                             (609) 346-8200
 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

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      W. Timothy Pohl, Esq.                            Copy to:
  General Counsel and Secretary                 George W. Patrick, Esq.
American Water Works Company, Inc.              Dechert Price & Rhoads
       1025 Laurel Oak Road                    4000 Bell Atlantic Tower
   Voorhees, New Jersey  08043                     1717 Arch Street
         (609) 346-8200                   Philadelphia, Pennsylvania  19103
(Name, address, including zip code,                 (215) 994-2631
 and telephone number, including
 area code, of agent for service)

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     Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [X]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

     If this Form is filed to register additional securities for offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

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

                      POST-EFFECTIVE AMENDMENT NO. 2

                                    TO

                     FORM S-3 REGISTRATION STATEMENT

                    AMERICAN WATER WORKS COMPANY, INC.

           REGISTRATION COVERS SHARES RESULTING FROM STOCK SPLIT



     On July 25, 1996, American Water Works Company, Inc. (the "Registrant") effected a two-for-one split of the Registrant's Common Stock, in the form of a stock dividend. Pursuant to Rule 416(b) of the Securities Act of 1933, as amended (the "Securities Act"), the Registrant's Form S-3 Registration Statement (File No. 33-59059) is hereby amended to increase the number of shares of Common Stock issuable under the Dividend Reinvestment and Stock Purchase Plan from 5,000,000 shares to 10,000,000 shares.

                                SIGNATURES


     The Registrant. Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to Form S-3 to be signed on its behalf by the undersigned, thereto duly authorized, in Voorhees, New Jersey, on this 3rd day of July, 1997.

                                    AMERICAN WATER WORKS COMPANY, INC.




                                    *By:  George W. Johnstone, President
                                          and Chief Executive Officer



     Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 2 to Form S-3 has been signed by the following persons in the capacities and on the dates indicated.


        Name                      Title                         Date
        ----                      -----                         ----

*George W. Johnstone      President and Chief               July 3, 1997
                          Executive Officer and
                          Director


*J. James Barr            Vice President and Treasurer      July 3, 1997
                          (Principal Financial Officer)


*Robert D. Sievers        Comptroller                       July 3, 1997
                          (Principal Accounting Officer)

        Name                        Title                        Date
        ----                        -----                        ----

*Marilyn Ware Lewis        Chairman of the Board             July 3, 1997
                           of Directors

*William O. Albertini      Director                          July 3, 1997

*William R. Cobb           Director                          July 3, 1997

*Elizabeth H. Gemmill      Director                          July 3, 1997

*Henry G. Hager            Director                          July 3, 1997

*Nelson G. Harris          Director                          July 3, 1997

*Nancy Ware Wainwright     Director                          July 3, 1997

*Paul W. Ware              Director                          July 3, 1997

*Ross A. Webber            Director                          July 3, 1997





*W. Timothy Pohl, by signing his name hereto, does sign this document on behalf of the persons indicated pursuant to powers of attorney duly executed by such persons.



By:  W. Timothy Pohl, Esq.
     Attorney-in-fact